Exhibit 24.3

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints DAVID F. SNIVELY, NANCY E. HAMILTON, SONYA M. DAVIS, JENNIFER L. WOODS and CHRISTOPHER A. MARTIN, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below) a registration statement on Form S-3 covering the registration of an unlimited amount of securities of Monsanto Company (the “Registration Statement”), and any and all amendments to the Registration Statement, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: August 13, 2008

Hugh Grant Chairman, President and Chief Executive Officer; Director (Principal Executive Officer) /S/ TERRELL K. CREWS	Arthur H. Harper Director
Terrell K. Crews Executive Vice President and Chief Financial Officer (Principal Financial Officer)	Gwendolyn S. King Director
Richard B. Clark Vice President and Controller (Principal Accounting Officer)	C. Steven McMillan Director
Frank V. AtLee III Director	William U. Parfet Director
John W. Bachmann Director	George H. Poste Director
Janice L. Fields Director	Robert J. Stevens Director